Exhibit 4.24.3

Additional Agreement No. 3
to contract on network connection between OAO Rostelecom and Sibirtelecom
No. 1-01 dated August 1, 2003

Moscow	March 9, 2006

This Agreement is entered into by and between Rostelecom. Open Joint-Stock Company for Long-Distance and International Telecommunications. hereinafter. “Rostelecom”. represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin. authorized to act by Charter. on the one part. and OAO Sibirtelecom. hereinafter referred to as the “Operator”. represented by General Director Anatoly Ivanovich Nikulin. authorized to act by Charter. hereinafter collectively referred to as the “Parties” and separately referred to as “Party” as follows:

In view of

A.           The Contract on Network Connection between Rostelecom and the Operator No. 1-01 dated 01.08.2003 in the wording of Agreement dated December 28. 2005 in accordance with which Rostelecom renders the Operator the services of connection. and the Operator renders Rostelecom traffic admission services (hereinafter - “Contract”);

B.             В. The conditions of the Agreement do not regulate the legal relationships of the Parties  connected with the admission through telecommunications networks of the Operator and Rostelecom of the traffic. other than the traffic the admission of which is performed by the Operator in connection with the rendering to the Users of the long-distance and international telecommunication services on the part of Rostelecom;

C.             С. The Parties intend to regulate the legal relationships arising in connection wit the admission o traffic from the mobile radiotelephone networks;

have concluded this Additional Agreement No. 3 (hereinafter - “Agreement”) about the following:

1.                            Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1.                  “Accounting period” means the period of one calendar month during which the traffic admission services were rendered to the Users.

1.2.                  “Billing period” means a calendar month following the Accounting period.

1.3.                  “Traffic” means any traffic outgoing from the Operator’s network to the network of Rostelecom. which

1)         is not connected with the rendering by Rostelecom or other long-distance and international telecommunications operators of the long-distance and international telecommunication services to the Users.

2)         is not the traffic identified in par. 3.3.4. of this Contract

1.4.                  “Traffic admission Services” means the service of the long-distance end of call in other operator’s networks rendered by Rostelecom to the Operator concerning the Traffic.

2.                          Subject Matter of the Agreement

2.1.                  Rostelecom is obliged under the connection conditions specified in the Agreement and in this Agreement. to render the Operator Traffic admission Services. and the Operator is obliged to recompense for them.

3.                          Rights and Obligations of the Parties

3.1.                  Rostelecom undertakes the following obligations:

3.1.1.           To render th the Operator. with the consideration of technical resources and in accordance with this Agreement. Traffic admission Services.

3.1.2.           To provide the calculation and submission of the data on the volume of the rendered  Traffic admission Services.

3.1.3.           To provide by the admission of Traffic in their responsibility zone of the service quality and speech transmission quality for long-distance and international telecommunications  in accordance with the normative documents and the agreement on service quality (if available).

3.1.4.           To provide the storage of the Traffic admitted during the term established by current law.

3.2.                    Rostelecom has a right:

3.2.1.           To determine in accordance with par. 3.2.1. of the Contract. new connection conditions (including the costs of Traffic admission Services). indicated in this Agreement. but not more often than once a year.

3.2.2.           To determine the Traffic routing on the route segment                                                                         .

3.2.3.           On the basis of a court decision. to impose restrictions on the rendering of Traffic admission Services.

3.3.                  The Operator undertakes the following obligations:

3.3.1.           To recompense for the Traffic admission Services rendered by Rostelecom under the conditions hereof.

3.3.2.           To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available).

3.3.3.           The Operator provides the submission of information about the number of the User  performing the call. In case of discrepancy of the information about the actual number of the User performing the call. the Operator accounts to Rostelecom in the order established by this Additional Agreement.

4.                          Mutual obligations of the Parties:

4.1.                  To perform in due manner and full volume their obligation hereunder.

4.2.                  To maintain the confidential character of the conditions and provisions hereof in the order estimated by the Agreement.

5.                          Additional essential conditions of telecommunications networks connection and their interaction

In addition to the essential conditions of telecommunications networks connection and interaction. the Parties agree to determine the following additional conditions:

5.1.                  The list of Traffic admission Services is specified in par. 1.4 hereof. The order of Traffic admission is determined on the basis of the current law. the licenses of the interacting operators and in accordance with the technical conditions of connection.

5.2.                  The order of payments for the Traffic admission Services is established in Section 6  hereof.

6.                          The cost of Traffic admission Services and the accounting order

6.1.                  The Operator remunerates Traffic admission Services in accordance with Appendix 1 hereto.

6.2.                  By change of Traffic admission Services costs by the Federal agency of the executive powers of the Russian Federation. regulating the cost of such services. the Parties introduce new prices from the date indicated by the order of such Federal agency of the executive powers of the Russian Federation. by means of concluding an additional agreement. which must be signed by the Parties.

6.3.                  The remuneration of Traffic admission Services is performed by the Operator on a monthly basis. no later than within ten (10) days from the signing by the Parties of the Act of rendered Traffic admission Services.

6.4.                  The Parties present to each other the data on the volume of Traffic admission Services rendered in the following order:

6.4.1.           No later than the 6th day of the Billing period Rostelecom submits to the Operator the report on the volumes of Traffic admission Services.

6.4.2.           The Parties check and coordinate the data on the volume of Traffic admission Services  rendered (accepted) during the Accounting period. directed in accordance with para. 6.4.1 hereof.

6.5.                  Rostelecom presents to the Operator the Traffic admission Services Report (Appendix 2 hereto). no later than the 8th day of the Billing period. including the data on the volume of Traffic admission Services rendered.

6.6.                  The Operator signs the Traffic admission Services Report no later than the 9th day of the Billing period.

6.7.                  Rostelecom presents to the Operator the invoice for the rendered Traffic admission Services no later than the 10th day of the Billing period. Copies of the invoice. the Traffic admission Services Report are sent by a facsimile transmission. the originals are sent by post.

6.8.                  Irrespective of the provisions of para. 6.4.. either of the Parties has the right to compare the data on the volumes submitted by the other Party with their own data for the purpose of detection of their discrepancy. in accordance with the order established by this Agreement.

By discrepancy of the Parties’ data on the cost of the rendered Traffic admission Services for the Accounting period within the limit of 3%. the recalculation of the payments for the rendered Traffic admission Services is not performed.

If the Operator’s data on the cost of the rendered Traffic admission Services differ from the data of Rostelecom by more than 3%. Rostelecom sends the Operator the Reconciliation Report of the data on the Traffic admitted and the cost of the services rendered. indicating the acknowledged and disputed data volumes.

The Parties undertake to perform actions directed at the elimination of data discrepancy in the order established by Appendix 6 hereof. After the determination of the causes of data discrepancy. the Parties perform the correction of service costs in the next Billing period (in the Services Report).

6.9.                  The payments are transferred to the account of Rostelecom indicated in this Agreement. For the identification of the payments the Operator indicates the number of the Contract. the number of this Agreement and the account number.

7.                          Responsibility of the Parties

7.1.                  The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

7.2.                  In case of violation by the Operator of the terms of performance of their obligations for the transfer of the payments due to Rostelecom for the rendered Traffic admission Services. Rostelecom has the right to demand from the Operator interest in the amount of 1/300 of the current refinancing rate of the Central Bank of the Russian Federation. for every day of payment delinquency.

8.                          The validity term and conditions of termination of the Agreement

8.1.                  This Agreement enters into force from the date of its execution. The Parties agree that terms and conditions of the Agreement executed apply to their relations that arose from February 01, 2006. The Agreement is concluded for the term of the Contract.

8.2.                  This Agreement terminates simultaneously with the termination of the Contract.

9.                          Miscellaneous

9.1.                  All appendices to this Agreement constitute its integral part if they are composed in written form and signed by the duly authorized representatives of the Parties.

9.2.                  All terms used in this Agreement have the meaning ascribed to them by the Contract if not otherwise indicated hereby.

9.3.                  This Agreement is an inseparable part of the Contract.

9.4.                  In all other respects not specified by this Agreement. the provisions of the Contract are valid.

9.5.                  The agreement is issued in the Russian language in two copies. one for  each Party.

9.6.                  The list of Appendices hereto:

Appendix No. 1 Cost of Traffic Admission Services

Appendix No.2 Traffic admission Services Report

10.                   Address and details of the Parties:

OAO Rostelecom:	OAO Sibirtelecom:

Legal address: 127091. Moscow.	Legal address: 630099. Novosibirsk.
Delegatskaya st.. 5	M. Gor’kogo st. 53

General Director	General Director

/signed/ D.Ye. Yerokhin	/signed/ A.I. Nikulin

March 9, 2006	March 9, 2006

Seal here	Seal here

Appendix No. 1
to Additional Agreement No.3
dt. March 09,  2006

COST TRAFFIC ADMISSION SERVICES

(RUR/min w/o VAT)

Incoming	ABC outgoing
АВС	301	302	381	382	383	384	385	388	390	391	394	395
401	7.13	7.48	5.00	5.74	5.68	5.93	5.81	6.05	6.36	6.30	6.67	6.90
471	6.67	7.10	4.15	4.82	4.69	4.88	4.82	5.06	5.37	5.37	5.68	6.42
472	6.79	6.73	4.22	4.88	4.76	4.94	4.82	5.13	5.43	5.43	5.74	6.48
473	6.55	6.85	3.89	4.87	4.74	4.69	4.81	4.82	5.13	5.25	5.56	6.30
474	6.36	6.79	3.82	4.74	4.61	4.87	4.74	4.76	5.06	5.13	5.43	6.11
475	6.24	6.67	3.69	4.61	4.48	4.68	4.54	4.81	4.94	4.94	5.25	5.99
481	6.79	6.79	4.35	4.94	4.82	5.06	5.00	5.25	5.50	5.50	5.87	6.55
482	6.42	6.79	3.95	4.81	4.74	4.87	4.87	4.88	5.13	5.13	5.50	6.11
483	6.73	7.10	4.22	4.82	4.76	4.94	4.88	5.13	5.43	5.43	5.81	6.48
484	6.48	6.92	4.02	4.87	4.81	4.76	4.87	4.94	5.13	5.19	5.56	6.24
485	6.11	6.48	3.62	4.41	4.35	4.61	4.54	4.81	4.82	4.76	5.19	5.81
486	6.67	7.04	4.08	4.76	4.87	4.88	4.76	5.00	5.31	5.31	5.68	6.36
487	6.42	6.85	3.89	4.74	4.68	4.69	4.81	4.88	5.13	5.13	5.50	6.18
491	6.30	6.67	3.69	4.61	4.54	4.74	4.61	4.87	4.94	4.94	5.31	5.99
492	6.18	6.55	3.62	4.48	4.41	4.61	4.54	4.81	4.82	4.82	5.19	5.87
493	6.05	6.42	3.56	4.35	4.28	4.54	4.41	4.74	4.76	4.76	5.13	5.81
494	5.99	6.36	3.56	4.35	4.28	4.48	4.41	4.74	4.76	4.69	5.13	5.74
495	6.10	6.47	3.56	4.54	4.35	4.61	4.48	4.49	4.80	4.74	5.17	5.85
496	6.36	6.73	3.82	4.81	4.61	4.87	4.74	4.76	5.06	5.00	5.43	6.11
301		2.20	4.42	3.50	3.63	3.36	3.56	3.36	3.27	3.27	2.94	1.92
302	2.20		4.88	3.89	4.09	3.83	4.09	3.89	3.36	3.30	3.17	2.57
336	5.14	5.64	2.84	3.69	3.49	3.69	3.36	3.49	4.02	4.22	4.22	5.14
341	5.45	5.89	2.84	3.69	3.63	3.82	3.76	4.09	4.35	4.35	4.74	5.14
342	5.21	5.58	2.92	3.43	3.36	3.56	3.49	3.82	4.09	4.02	4.42	5.14
343	5.14	5.33	2.51	3.17	3.03	3.23	3.17	3.43	3.76	3.76	4.09	4.88
345	5.01	5.22	2.48	3.44	3.27	3.10	3.44	3.36	3.63	3.63	4.02	4.75
346	4.75	5.14	2.61	3.19	3.19	3.35	3.44	3.36	3.50	3.36	3.89	4.48
347	5.33	5.76	3.01	3.56	3.43	3.63	3.56	3.82	4.15	4.22	4.55	5.02
349	5.08	5.40	3.23	3.36	3.50	3.56	3.76	4.02	4.02	3.83	4.42	4.88
351	5.14	5.33	2.43	3.17	2.97	3.23	3.10	3.36	3.69	3.76	4.09	4.81
352	4.68	5.02	2.12	3.17	3.01	2.90	3.17	3.03	3.36	3.43	3.76	4.48
353	5.51	5.95	2.84	3.82	3.63	3.89	3.69	3.95	4.35	4.42	4.68	5.27
381	4.15	4.61		2.43	2.31	2.51	2.35	2.68	3.09	3.17	3.03	3.89
382	3.50	3.89	2.69		1.83	1.74	2.11	2.39	2.39	2.39	2.78	3.17
383	3.36	3.82	2.31	1.56		1.56	1.56	1.93	2.21	2.31	2.59	3.10
384	3.10	3.56	2.51	1.47	1.56		1.75	1.93	1.93	1.93	2.35	2.84
385	3.30	3.82	2.35	1.84	1.56	1.75		1.56	2.12	2.26	2.43	3.03
388	3.10	3.63	2.68	2.12	1.93	1.93	1.56		1.93	2.26	2.21	2.84
390	3.27	3.36	3.35	2.39	2.48	2.20	2.39	2.20		1.92	2.01	2.86
391	3.27	3.30	3.44	2.39	2.57	2.20	2.53	2.53	1.92		2.39	2.86
394	2.94	3.17	3.30	2.78	2.86	2.61	2.69	2.48	2.01	2.39		2.53
395	1.92	2.57	4.15	3.17	3.36	3.10	3.30	3.10	2.86	2.86	2.53
411	4.29	3.90	6.00	5.28	5.61	5.34	5.67	5.67	5.15	4.88	5.15	4.42
413	5.61	5.15	7.42	6.56	6.80	6.56	6.87	6.80	6.31	6.12	6.31	5.80
415	6.12	5.93	7.96	7.48	7.79	7.55	7.79	7.73	7.24	7.05	7.17	6.37
416	3.83	3.64	6.37	5.67	5.93	5.61	5.87	5.74	5.21	5.08	5.01	4.16

421	4.62	4.09	7.11	6.19	6.37	6.12	6.37	6.25	5.75	5.87	5.80	4.88
423	4.68	4.29	7.36	6.43	6.56	6.31	6.50	6.37	5.88	5.82	5.87	5.01
424	5.41	4.88	7.79	6.87	7.11	6.87	7.05	7.05	6.43	6.31	6.31	5.67
426	4.36	3.83	6.93	6.00	6.19	5.94	6.19	6.00	5.74	5.67	5.61	4.68
427	6.99	6.62	8.02	7.73	7.98	7.79	8.16	8.16	7.67	7.36	7.73	7.11
498	6.36	6.73	3.82	4.81	4.61	4.87	4.74	4.76	5.06	5.00	5.43	6.11
499	6.10	6.47	3.56	4.54	4.35	4.61	4.48	4.49	4.80	4.74	5.17	5.85
811	6.85	6.79	4.48	5.00	4.94	5.13	5.13	5.37	5.62	5.56	5.99	6.61
812	6.42	6.79	4.10	4.63	4.57	4.69	4.69	5.00	5.19	5.13	5.56	6.18
813	6.42	6.79	4.10	4.63	4.57	4.69	4.69	5.00	5.19	5.13	5.56	6.18
814	6.56	6.87	4.28	4.94	4.94	5.14	5.14	5.14	5.33	5.27	5.76	6.26
815	6.64	6.89	4.81	5.21	5.27	5.40	5.22	5.53	5.59	5.41	5.97	6.40
816	6.67	6.92	4.22	4.76	4.76	4.88	4.88	5.13	5.37	5.31	5.74	6.36
817	6.05	6.36	3.62	4.35	4.35	4.54	4.48	4.81	4.76	4.69	5.13	5.74
818	6.34	6.64	4.15	4.75	4.81	4.94	5.01	5.27	5.40	5.27	5.53	6.09
820	6.11	6.48	3.76	4.48	4.48	4.68	4.61	4.69	4.94	4.82	5.25	5.87
821	5.78	6.15	3.43	4.09	4.09	4.22	4.29	4.55	4.75	4.68	5.21	5.53
831	5.87	6.24	3.36	4.22	4.08	4.35	4.22	4.48	4.81	4.81	4.94	5.62
833	5.60	6.04	3.07	3.92	3.86	4.05	3.99	4.25	4.58	4.51	4.91	5.36
834	5.87	6.30	3.29	4.22	4.08	4.28	4.22	4.48	4.81	4.81	4.94	5.62
835	5.68	6.05	3.03	3.95	3.82	4.08	3.95	4.28	4.54	4.54	4.69	5.37
836	5.56	5.99	3.03	3.82	3.76	3.95	3.89	4.22	4.48	4.48	4.87	5.31
841	5.93	6.36	3.36	4.28	4.08	4.41	4.22	4.48	4.87	4.87	5.25	5.68
842	5.68	6.05	3.03	3.95	3.82	4.02	3.95	4.22	4.54	4.54	4.87	5.37
843	5.50	5.93	2.90	3.82	3.69	3.89	3.82	4.08	4.41	4.41	4.81	5.25
844	6.36	6.79	3.69	4.61	4.48	4.74	4.54	4.81	4.94	5.06	5.31	6.05
845	5.99	6.42	3.36	4.28	4.15	4.35	4.22	4.48	4.87	4.69	4.94	5.68
846	5.56	5.99	2.90	3.82	3.69	3.95	3.82	4.08	4.41	4.48	4.81	5.31
847	6.48	6.92	3.89	4.87	4.68	4.69	4.74	4.76	5.13	5.19	5.43	6.18
848	5.56	5.99	2.90	3.82	3.69	3.95	3.82	4.08	4.41	4.48	4.81	5.31
851	6.18	6.61	3.56	4.54	4.35	4.61	4.41	4.61	4.82	4.88	5.13	5.87
855	5.50	5.93	2.90	3.82	3.69	3.89	3.82	4.08	4.41	4.41	4.81	5.25
861	6.98	7.02	4.41	5.13	4.94	5.19	5.00	5.25	5.62	5.68	5.93	6.73
862	6.98	7.02	4.41	5.13	4.94	5.19	5.00	5.25	5.62	5.68	5.93	6.73
863	6.79	6.79	4.15	4.88	4.69	4.94	4.82	5.00	5.50	5.50	5.74	6.48
865	6.79	6.79	4.22	4.88	4.69	5.00	4.76	5.00	5.37	5.50	5.68	6.48
866	6.79	6.85	4.22	4.94	4.76	5.00	4.76	4.94	5.50	5.50	5.68	6.48
867	6.67	6.73	4.15	4.88	4.69	4.94	4.69	4.88	5.31	5.43	5.62	6.42
871	6.61	7.10	4.02	4.82	4.87	4.88	4.87	4.82	5.25	5.37	5.50	6.36
872	6.55	6.98	3.95	4.69	4.74	4.76	4.74	4.69	5.13	5.25	5.37	6.24
873	6.67	6.73	4.08	4.82	4.87	4.88	4.69	4.88	5.31	5.43	5.56	6.42
877	6.92	6.90	4.35	5.06	4.88	5.13	4.94	5.13	5.56	5.62	5.87	6.61
878	6.85	6.85	4.28	4.94	4.82	5.06	4.82	5.06	5.43	5.62	5.74	6.55
879	6.79	6.79	4.22	4.88	4.69	5.00	4.76	5.00	5.37	5.50	5.68	6.48

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OAO Sibirtelecom:

/signed/ D.Ye. Yerokhin	/signed/ A.I. Nikulin

March 09, 2006	March 09, 2006
Seal here	Seal here

Appendix No. 2
to Additional Agreement No.3
dt. March 09, 2006

Services Report.
Under Contract No.                 dt.
for                                    month

This Report is drawn up between Rostelecom. Open Joint-Stock Company for Long-Distance and International Telecommunications. hereinafter. “Rostelecom”. represented by                                                         authorized to act by Power of attorney No.                               dt.                                                                                                on the one part. and                                       represented by                                             , acting on the ground of                                                                    , hereinafter altogether referred to as the “Parties”. confirming the following services rendered by Rostelecom:

Ref. No.	Description of the service	Measurement unit	Number	Service Cost w/o VAT. rubles	including VAT. rubles	counting с including VAT. rubles
1	2	3	4	5	6	7
1	Long-distance end of call in other operator’s network
2
Total

The rendered services cost aggregated                       including VAT                       .

Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	OAO Sibirtelecom:

/signed/ D.Ye. Yerokhin	/signed/ A.I. Nikulin

March 09, 2006	March 09, 2006
Seal here	Seal here